Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

•	Form S-8 No. 333-84906 and Form S-8 No. 333-129334 pertaining to the Anthem 401(k) Plan;

•	Form S-8 No. 333-156099 pertaining to the Anthem, Inc. Employee Stock Purchase Plan;

•	Form S-8 No. 333-159830 pertaining to the Anthem Incentive Compensation Plan;

•	Form S-8 No. 333-218190 pertaining to the 2017 Anthem Incentive Compensation Plan; and

•
Form S-3 No. 333-221824 pertaining to the Anthem, Inc. registration of senior debt securities, subordinated debt securities, preferred stock, common stock, depositary shares, warrants, rights, stock purchase contracts and stock purchase units of our reports dated February 20, 2019, with respect to the consolidated financial statements and financial statement schedule listed in the Index at Item 15(c) of Anthem, Inc., and the effectiveness of internal control over financial reporting of Anthem, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2018.

/S/ ERNST & YOUNG LLP
Indianapolis, Indiana
February 20, 2019

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